Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-233985 on Form S-1 of our report dated July 26, 2019 relating to the financial statements of Beam Therapeutics Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 17, 2020